BRIDGE CAPITAL HOLDINGS


BRIDGE BANK



Conference Call Presentation

July 18, 2008

Daniel P. Myers
President and Chief Executive Officer

Thomas A. Sa
Executive Vice President
Chief Financial Officer

BRIDGE CAPITAL HOLDINGS
NASDAQ: BBNK
BRIDGECAPITALHOLDINGS.COM

Bridge Bank N.A.



Total Loan Portfolio
Technology 15%
Commercial & Industrial 26%
Assets Based 7%
SBA 9%
Others 5%
Construction 14%
Commercial Real Estate 16%
Land Development 8%

Bridge Bank N.A.


Land Development
(8.5% of Loan Portfolio)
Residential Land, 5+
36%
Commercial
37%
Residential Land, 1-4
27%

Bridge Bank N.A.


Land Development by Region
(8.5% of Loan Porfolio)
Central Valley 4%
East Bay 3%
San Francisco 2%
Sacramento 6%
Northern Sierra 8%
Peninsula & South Bay 40%
Coastal Markets 13%
Others 24%

Bridge Bank N.A.


Construction loans
(14.1% of Loan Portfolio)
Commercial, Other
15%
Residential, 1-4
50%
Commercial, 5+
14%
Residential, 5+
21%

Bridge Bank N.A.



Construction loans by Region
(14.1% of Loan Portfolio)
Northern Sierra 2%
San Francisco 1%
Central Valley 5%
Sacramento 6%
Coastal Markets 9%
East Bay 8%
South Bay and Peninsula 69%